THIRD AMENDMENT TO THE


                               RETIREMENT PLAN OF


                          GALEY & LORD INDUSTRIES, INC.



    On the 4th day of April, 1994, Galey & Lord Industries, Inc. amended and restated a Retirement Plan for its Employees, said Plan, as amended and restated, being effective April 1, 1992;

    WHEREAS, it is necessary to replace certain pages of said Plan in order to incorporate amendments with respect to employees of G&L Service Company, North American, Inc. that were authorized by Resolution duly adopted by the Board of Directors of Galey & Lord Industries, Inc. by unanimous written consent dated June 3, 1996.

    NOW, THEREFORE, said Plan is amended as follows:

    Effective June 7, 1996, page 2, 7, 10, 11, 12, 19, 22 and 23 are hereby deleted and the following revised pages are substituted in lieu thereof.

    IN WITNESS WHEREOF, this amendment of the Retirement Plan of Galey & Lord Industries, Inc. is, by the authority of the Board of Directors of the Employer, executed on behalf of the Employer, the 7th day of June, 1996.




                                                   GALEY & LORD INDUSTRIES, INC.




                                                            /s/ Arthur C. Wiener
                                                             Authorized Officer


ATTEST:




/s/ Michael R. Harmon
Secretary



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    Section 1.4. Form of Plan. The Plan shall be a single plan of a controlled group. Service and Compensation with the Employer by an Eligible Employee shall be used to determine the amount of any benefit under the Plan.

     Section 1.5. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of North Carolina, except when preempted by federal law.

     Section 1.6. Headings. The headings and subheadings in this Plan have been inserted for convenience and reference only and are to be ignored in any construction of the provisions hereof.

    Section 1.7. Gender and Number. The masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.






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


nonexistence of Disability shall be made by the Committee pursuant to a medical examination by a medical doctor selected or approved by the Committee.

    Section 2.19. Early Retirement Age shall mean the first day of the month coincident with or next following Age 55.

    Section 2.20. Early Retirement Date shall mean the date on or after his Early Retirement Age on which the Participant elects, pursuant to Section 5.2, to retire from employment and begin receipt of early retirement benefits.

     Section 2.21. Eligible Employee shall mean any Employee who is not included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer and any Employee who is a non-resident alien who receives no compensation which constitutes income from sources within the United States within the meaning of Section 861(a)(3) of the Code. In no event shall a "leased employee," as defined in Code Section 414(n)(2), be an Eligible Employee.

     Section 2.22. Employee shall man any person who is employed by the Employer.


     Section 2.23. Employer shall mean Galey & Lord Industries, Inc. or any Related Employer who agrees in writing to be a party hereto with the consent of the Board. Effective June 7, 1996 G&L Service Company, North America, Inc. is an adopting Related Employer.

    Section 2.24. Employment Year shall mean the 12-month period beginning on an Employee's Date of Employment or Date of Reemployment and anniversaries thereof.

    Section 2.25. Entry Date shall mean the first day of each month.

    Section 2.26. Fund, Trust or Trust Fund shall mean the sum of the contributions made by the Employer and, prior to April 1, 1992 by Plan Participants, which are held by the Trustee in a trust created herein, increased by the profits and income thereto and decreased by any losses and reasonable expenses incurred in the administration of the trust and any payments made therefrom under the Plan.


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


            Section 2.36. Plan Administrator shall mean the Employer.

    Section 2.37. Plan Year shall mean the 12-month period ending on September
30.

    Section 2.38. Prior Plan shall mean The Retirement Plan of Galey & Lord, Inc., adopted effective February 1, 1988, as earlier restated effective April 1, 1992, and as subsequently amended.

    Section 2.39. Qualifying Year of Service. For the purpose of participation, the 12-consecutive month period beginning on an Employee's Date of Employment or Date of Reemployment or the first day of any month after the Employee's Date of Employment or Date or Reemployment during which he completes at least 1,000 Hours of Service. For purposes of this Section, (a) any former employee of the Decorative Prints division of Burlington Industries, Inc., who became an Employee pursuant to the Purchase Agreement dated March 29, 1994 between Galey & Lord Industries, Inc. and Burlington Industries, Inc. shall be credited with service with Burlington Industries, Inc., as provided in Section 2.45 and (b) any former employee of Farah U.S.A., Inc. who became an Employee as of June 7, 1996 shall be credited with service with Farah, U.S.A., Inc. as provided in
Section 2.45.

    Section 2.40. Related Employer shall mean a corporation which is a member of a controlled group of corporations, within the meaning of Sections 1563(a)(1),
(a)(2) and (a)(3) of the Code, of which the Employer is also a member. Related Employer shall also mean any other trade or business, whether or not incorporated, which is under common control with the Employer, within the meaning of Section 414(c) of the Code, and/or all members of an affiliated service group within the meaning of Section 414(m) of the Code. For purposes of
Article 14, however, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

    Section 2.41. Social Security Retirement Age shall mean generally the Age at which unreduced old-age insurance benefits will commence under the Social Security Act as shown below.


           Date of Birth                         Social Security Retirement Age

           Before January 1, 1938                               65
           After December 31, 1937 but
           Before January 31, 1955                              66
           After December 31, 1954                              67


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


    Section 2.42. Spouse shall mean the Participant's or Inactive Participant's spouse as determined under the laws of the state or commonwealth in which the Participant or Inactive Participant resides.


    Section 2.43. Trustee shall mean the bank, trust company, other financial institution or individual or individuals holding and managing the Fund according to the terms of the Trust Agreement.


    Section 2.44. Year of Credited Service shall mean twelve months of service after February 1, 1988 and before April 1, 1992, during which the Participant made contributions to the Plan. After March 31, 1992, Year of Credited Service shall mean a Year of Service, as defined in Section 2.45 except (a) that for purposes of benefit accrual for any former employee of the Decorative Prints division of Burlington Industries, Inc. who became an Employee pursuant to the Purchase Agreement dated March 29,1994 between Galey & Lord Industries, Inc. and Burlington Industries, Inc. and (b) that for purposes of benefit accrual for any former employee of Farah U.S.A., Inc. who became an Employee on June 7, 1996, Years of Credited Service shall not include any service prior to June 7, 1996.


    Section 2.45. Year of Service shall mean an Employment Year during which an Employee has completed at least 1,000 Hours of Service or has been employed for at least 90 calendar days, subject to the following qualifications and exceptions:


     (a) In the case of a nonvested Participant, Years of Service before any period of consecutive one-year Breaks in Service shall be disregarded if the number of consecutive one-year Breaks in Service equals or exceeds the greater of five or the aggregate number of Years of Service before such period. Any Years of Service disregarded pursuant to the previous sentence shall also be disregarded when applying the provisions of that sentence to a subsequent period of Breaks in Service.

     (b) Service performed prior to a Break in Service shall be disregarded if the Employee fails to complete at least 1,000 Hours of Service during the 12-consecutive month period beginning on his Date of Reemployment or in any Employment Year which begins following his Date of Reemployment.

     (c) Any former employee of Burlington Industries, Inc. who was an Employee of the Employer on February 1, 1988 shall, for purposes of vesting, be credited with his service rendered to Burlington Industries, Inc. prior to February 1, 1988 to the extent such service would have been counted in computing Years of Service if it had been rendered as an Employee hereunder.

     (d) For purposes of vesting, Years of Service, as determined above, with a Related Employer for the period of time during which employers are related shall be counted as service with the Employer, except as otherwise provided in Section 2.45(g).

     (e) Where the Employer maintains the plan of a predecessor employer, as defined in Section 1.411(a)-5(b) of the Income Tax Regulations, Years of Service, as determined above, with such predecessor employer shall be treated as Years of Service with the Employer for purposes of vesting.

     (f)  For purposes of calculating a Participant's Accrued Benefit under
          Section 2.2 and normal retirement benefit under Section 5.1(b), a Participant will be credited with a fractional Year of Service for the period April 1, 1992 through September 30, 1992. Fractional credit will be based on the actual number of months and days that the Participant is an Employee during the period April 1, 1992 through September 30, 1992.

     (g) For purposes of vesting, Years of Service for any period in which an Employee previously declined to make employee contributions which were required to be made in order to participate in the Prior Plan shall be retroactively included, subject to the other provisions of this Section.

    (h) For purposes of vesting and Qualifying Year of Service only, any former employee of the Decorative Prints Division of Burlington Industries, Inc. who became an Employee pursuant to the Purchase Agreement dated March 29,1994 between Galey & Lord Industries, Inc. and Burlington Industries, Inc. shall receive credit for all service with which he was credited for eligibility and vesting purposes under the Retirement System of Burlington Industries, Inc. and Affiliated Companies immediately prior to his becoming an Employee. Each such Employee's Employment Year for purposes of vesting and Qualifying Year of Service only shall be his Employment Year under the Retirement System of Burlington Industries, Inc. and Affiliated Companies immediately prior to his becoming an Employee, and only one Year of Service shall be credited for any Employment Year. For purposes other than vesting and Qualifying Year of Service, service with Burlington Industries, Inc. shall be disregarded, and an Employee's Employment Year shall be the 12-month period commencing with his Date of Employment or Reemployment by Galey & Lord Industries, Inc. as provided in Section 2.24.

     (i) For purposes of Qualifying Year of Service only, any former employee of Farah U.S.A., Inc. who became an Employee as of June 7, 1996, shall be credited with service with Farah U.S.A., Inc. For purposes other than Qualifying Year of Service, service prior to June 7, 1996 shall be disregarded, and an Employee's Employment Year shall be the 12-month period commencing with June 7, 1996, as provided in Section 2.24.

between Normal Retirement Date and Delayed Retirement Date, only the interest assumption shall be used and it shall be based on the Age 65 factor for all Ages after Age 65.

    Any benefit accrual past a Participant's Normal Retirement Date shall be offset by the Actuarial Equivalent of total distributions made by the close of the Plan Year, as provided in Proposed Regulation Section 1.411(b)-2(b)(4)(ii). Subject to the requirements of Article 15, a Participant may make only one election after June 7, 1996 o begin receiving payment of his retirement benefit under this Section 5.4 prior to his actual termination of service.

    Section 5.5. Reemployment Following Retirement. If a Participant or Inactive Participant begins to receive a periodic benefit following early retirement and is subsequently reemployed prior to attaining Normal Retirement Age, benefit payments shall cease during the period of reemployment. If a Participant begins to receive a benefit following Disability retirement, recovers and resumes employment prior to attaining his Normal Retirement Age, benefit payments shall cease. Upon his subsequent retirement, his benefit accrued to that date shall be based on the total of both periods of Years of Credited Service and shall reflect Compensation as if the period of employment were contiguous to the prior period of employment. However, the benefit paid to such Participant or Inactive Participant shall be adjusted by the Actuarial Equivalent of any benefits previously paid. If a Participant or Inactive Participant begins to receive a benefit following Normal Retirement Age, early retirement or Disability and is subsequently reemployed after attaining Normal Retirement Age he shall be treated as a Participant choosing delayed retirement. The continuation or cessation of benefit payments as well as the continuation of benefit accrual and actuarial adjustment shall be based on the provisions of Section 5.4.

    If an individual receives a distribution from the Plan which then represents the Actuarial Equivalent of the present value of his full Accrued Benefit and is subsequently reemployed or otherwise earns additional service under the Plan, his Years of Credited Service for purposes of determining his Accrued Benefit shall include service prior to his termination on which the earlier distribution was based. However, the benefit subsequently paid to such Participant or Inactive Participant shall be adjusted by the Actuarial Equivalent of the benefit previously paid.

a Plan representative or a notary public or it must be established to the satisfaction of a Plan representative that the consent cannot be obtained because there is a no Spouse, because the Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. A Spouse's consent under this Section must generally recognize the specific non-spouse Beneficiary, if applicable, and the specific method of payment. A Spouse may elect to irrevocably release all rights to a qualified joint and survivor annuity and may expressly permit that subsequent elections within the election period be made by the Participant or Inactive Participant without any requirement of further consent by the Spouse. A Spouse has the right to restrict consent to a specific Beneficiary and/or method of payment.

    For purposes of this Section, a former Spouse will be treated as the Spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

    Section 5.8. Election Period. A Participant or Inactive Participant may elect the method of benefit payment during the 90-day period ending on his Annuity Starting Date. Any election made during the election period shall be revocable, and another such election may be made at any time prior to the close of the election period, at which time the last such election which shall have been made shall be irrevocable. Any such election, and any revocation thereof, shall be made by notice in writing to the Committee in a form which is satisfactory to the Committee.

    In the case of a Participant or Inactive Participant who elects to begin receiving retirement benefit payments on a date such that there is not sufficient time to provide notice under this Section at least
 30 days before his Annuity Starting Date, interim payments under the method of payment elected shall be made unless a lump sum payment is elected, but the initial election shall be revocable by the Participant or Inactive Participant or his Spouse within 30 days of the date the notice is given, except as otherwise permitted by the Code or regulations.

    Section 5.9. Information to be Given Participants or Inactive Participants. Consistent with regulations prescribed by the Secretary of the Treasury and, except as otherwise permitted by the Code or regulations, no less than 30 days and no more than 90 days before his Annuity Starting Date or as otherwise permitted by the Code or regulations, a written statement shall be mailed or personally delivered to him setting forth a general description of the joint and one-half survivor annuity, as well as the circumstances under which it shall be provided unless the Participant or Inactive Participant shall elect another form of payment, the availability of such election, and a general explanation of the financial effect of such election. Such written statement shall also include a statement of the rights of the Participant's or Inactive Participant's Spouse as provided in Section 5.7. It shall further notify the Participant or Inactive Participant that he may make a written request at any time during the election period specified above, for an additional written statement of the terms and conditions of the joint and one-half survivor annuity and the financial effect of payment in some method other than the joint and one-half survivor annuity.

    Section 5.10. Consent Requirement. Notwithstanding anything in this Plan to the contrary, no distribution shall commence to a Participant or Inactive Participant before his Normal Retirement Age without the written consent of the Participant or Inactive Participant and his Spouse, if any (except in the case of a qualified joint and survivor annuity), unless the Actuarial Equivalent present value of the Participant's vested Accrued Benefit does not exceed, and at the time of any prior distributions never exceeded, $3,500.

    Section 5.11. Payment of Small Benefits. If the Actuarial Equivalent present value of the Participant's vested Accrued Benefit does not exceed, and at the time of any prior distribution never exceeded, $3,500, such amount shall be distributed to the Participant at the time at which such retirement benefits are to commence, as a lump sum without his consent, provided such distribution represents the Participant's entire vested interest in the Plan. Such distribution shall be made within the time period specified in Article 15. Any such lump sum which is $200 or more shall include the right of the Participant to make a direct rollover under Code Section 401(a)(31), as provided in Article 16.

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